                                                                   EXHIBIT 99(2)



                              XEON FINANCIAL CORP.
                               229 KINGSBURY GRADE
                             STATELINE, NEVADA 89449

                                 May ___ , 1999

Dear XEON Financial Corp. stockholders:

        You are cordially invited to attend the 1999 Annual Meeting of stockholders to be held on Tuesday, June 8, 1999, at 8:00 a.m. Pacific Time at the main office of XEON Financial Corp., 229 Kingsbury Grade, Stateline, Nevada 89449. At the 1999 Annual Meeting of stockholders, holders of common stock of XEON Financial Corp. will be asked to adopt the Agreement and Plan of Reorganization dated as of December 29, 1998 by and among First Security Corporation, its subsidiary First Security Bank of Nevada, XEON Financial Corp. and its subsidiary, Nevada Banking Company.

        When the merger of XEON Financial Corp. with and into First Security Corporation becomes effective, each outstanding share of XEON Financial Corp. common stock (other than shares held by stockholders who properly perfect dissenters' rights) will be exchanged for First Security Corporation common stock. We have received an opinion from Dain Rauscher Wessels, XEON Financial Corp.'s financial advisor, that the merger consideration is fair from a financial point of view to the holders of XEON Financial Corp. common stock.

        Your Board of Directors believes that the merger of XEON Financial Corp. with and into First Security Corporation is in the best interests of XEON Financial Corp.'s stockholders. The Board of Directors unanimously recommends that stockholders vote FOR adoption of the merger proposal. The terms of the proposed merger and important information relating to XEON Financial Corp. and First Security Corporation are explained in the accompanying Prospectus/Proxy Statement. Please give this document your prompt attention.

        TO APPROVE THE PROPOSED MERGER, IT IS NECESSARY THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF XEON FINANCIAL CORP. COMMON STOCK VOTE IN FAVOR OF THE MERGER. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED MERGER.

        At the Annual Meeting, XEON Financial Corp. stockholders will also be asked to consider and vote upon (i) election of ten nominees to serve as directors of XEON Financial Corp. until the 2000 Annual Meeting of Stockholders or until completion of the merger and (ii) ratification of the Board of Directors' appointment of Kafoury, Armstrong & Company to serve as independent auditors of XEON Financial Corp. for the year ending December 31, 1999.

        We enclose a proxy card for your use. The proxy card relates to the proposal to adopt the Agreement and Plan of Reorganization and approve the merger contemplated thereby, as well as the proposals to elect directors and ratify the appointment of independent auditors. Please indicate your voting instructions and sign, date and return the proxy card promptly in the postage-paid envelope provided. Regardless of whether you plan to attend the 1999 Annual Meeting in person, it is important that you return the enclosed proxy card so that your shares of XEON Financial Corp. common stock will be voted.

        Thank you for your attention to this important matter.

                                   Sincerely,

                                   -------------------------------------
                                   John A. Schopf, Jr.
                                   President and Chief Executive Officer

                              XEON FINANCIAL CORP.
                               229 KINGSBURY GRADE
                             STATELINE, NEVADA 89449
                                 (775) 588-5124

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999

--------------------------------------------------------------------------------

        Notice is hereby given that the 1999 Annual Meeting of Stockholders of XEON Financial Corp. will be held at the main office of XEON Financial Corp., 229 Kingsbury Grade, Stateline, Nevada on Tuesday, June 8, 1999, at 8:00 a.m. Pacific Time.

        A proxy card and a Prospectus/Proxy Statement for the 1999 Annual Meeting of Stockholders are enclosed. At the meeting, stockholders of XEON Financial Corp. will be asked to consider and vote upon:

        1. Approval and adoption of the Agreement and Plan of Reorganization dated as of December 29, 1998 by and among First Security Corporation, its subsidiary First Security Bank of Nevada, XEON Financial Corp. and its subsidiary Nevada Banking Company;

        2. Election of 10 persons to serve as directors until the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified;

        3. Ratification of the Board of Directors' appointment of Kafoury, Armstrong & Co. as independent auditors of XEON Financial Corp. for the fiscal year ending December 31, 1999; and

        4. Such other business as may properly come before the 1999 Annual Meeting of Stockholders or any adjournments or postponements thereof.

        Any action may be taken on the foregoing proposals at the 1999 Annual Meeting of Stockholders on the date specified or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of XEON Financial Corp. at the close of business on April 30, 1999 are entitled to receive notice of and to vote at the 1999 Annual Meeting of Stockholders.

        Under Nevada law, stockholders of XEON Financial Corp. on the record date have the right to dissent from the merger contemplated by the Agreement and Plan of Reorganization and, if the merger is consummated, to receive payment in an amount equal to the fair value of their shares of XEON Financial Corp. common stock. Stockholders of XEON Financial Corp. who desire to exercise dissenters' rights must follow the procedures set forth in Section 92A.300 through
Section 92A.500 of the Nevada Revised Statutes, a copy of which is attached hereto as Appendix C. Failure by a stockholder to comply with the procedures set forth in Section 92A.300 through Section 92A.500 of the Nevada Revised Statutes could result in the loss of his or her dissenters' rights.

        AT ANY TIME PRIOR TO THE PROXIES BEING VOTED, PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF XEON FINANCIAL CORP. OR BY GIVING A DULY EXECUTED PROXY BEARING A LATER DATE.

        You are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and to return the proxy promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

THE BOARD OF DIRECTORS OF XEON FINANCIAL CORP. RECOMMENDS THAT YOU VOTE

        -       FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF
                REORGANIZATION;

        - FOR ELECTION OF THE TEN NOMINEES IDENTIFIED HEREIN AS DIRECTORS OF XEON FINANCIAL CORP.; AND

        - FOR RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT OF INDEPENDENT AUDITORS.

                                     By Order of the Board of Directors


                                     Julie L. Kidd
                                     Vice President, Chief Financial Officer
                                     and Secretary
Stateline, Nevada
May          , 1999

================================================================================

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE XEON FINANCIAL CORP. THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED, PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

================================================================================

                              XEON FINANCIAL CORP.

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                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 1999

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints each of John A. Schopf, Jr. and Wayne Snyder (together, the "Proxies"), each with the power to appoint his or her substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote all the shares of common stock, without par value, of XEON Financial Corp., held by the undersigned on April 30, 1999, at the Annual Meeting of Stockholders of XEON Financial Corp. to be held at the main office of XEON Financial Corp., 229 Kingsbury Grade, Stateline, Nevada at 8:00 a.m. on June 8, 1999 and any adjournment thereof, as follows:

--------------------------------------------------------------------------  ---    -------   -------

1.      A proposal to adopt and approve an Agreement and Plan of            FOR    AGAINST   ABSTAIN
        Reorganization dated as of December 29, 1998 by and among First     [ ]      [ ]       [ ]
        Security Corporation, First Security Bank of Nevada, XEON
        Financial Corp. and Nevada Banking Company, pursuant to which
        XEON Financial Corp. will be merged with and into First Security
        Corporation.
                                                                                   WITHHOLD
2.      A proposal to elect the nominees named herein to serve as           FOR    AUTHORITY
        directors until the 2000 Annual Meeting of Stockholders, or         [ ]       [ ]
        until their successors are elected and qualified.

                                    NOMINEES:

               David E. Barnett         Milos S. Begovich
               Troy Bowser              Edward C. Coppin
               D. Leonard Detrick       John A. Schopf, Jr.
               Carol I. Sesser          Wayne Snyder
               Ronald W. (Bud) Vogel    Philip W. Weidinger

        To withhold authority to vote for any individual nominee, print the name(s) here:


3.      Ratification of the Board of Directors' appointment of Kafoury,     FOR       AGAINST   ABSTAIN
        Armstrong & Co. to serve as independent auditors of XEON            [ ]         [ ]       [ ]
        Financial Corp. for the year ending December 31, 1999.

 4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

        YOUR VOTE IS IMPORTANT. FAILURE TO VOTE IN PERSON OR BY PROXY IS
EQUIVALENT TO A VOTE AGAINST THE PROPOSALS BEING SUBMITTED TO STOCKHOLDERS FOR
THEIR CONSIDERATION AT THE MEETING.

        The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of 1999 Annual Meeting of Stockholders and Prospectus/Proxy
Statement dated May ___, 1999.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR PROPOSALS 1, 2 AND 3.

                  (Continued and to be signed on reverse side)

                                  (Continued from other side)

Should the undersigned be present and elect to vote at the 1999 Annual Meeting of Stockholders or at any adjournment thereof and after notification to the Secretary of XEON Financial Corp. at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Dated:_______________, 1999     Please sign exactly as name appears below. When
                                shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by any authorized person.


                                Signature


                                Signature, if held jointly

        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.